UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K/A
Amendment No. 1
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	August 30, 2023	(June 23, 2023)
Shutterstock, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
350 Fifth Avenue, 20th Floor
New York, NY 10118
(Address of principal executive offices, including zip code)
(646) 710-3417
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SSTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01	Completion of Acquisition or Disposition of Assets.
As previously disclosed in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by Shutterstock, Inc. (the “Company”) on June 23, 2023 (the “Form 8-K”), the Company entered into a Stock Purchase Agreement with Meta Platforms, Inc. (“Meta”) dated May 22, 2023 (the “Purchase Agreement”).

On June 23, 2023, the Company completed its previously announced acquisition of Giphy, Inc. (“Giphy”) pursuant to the Purchase Agreement, whereby Meta has sold, and the Company has purchased, all of the issued and outstanding capital stock of Giphy. The consideration payable by the Company pursuant to the Purchase Agreement is $53 million in net cash, in addition to cash acquired, assumed debt and other working capital adjustments.

This Form 8-K/A has been filed to amend and supplement the Form 8-K to provide the financial statements described in Item 9.01 below, which were not previously filed with the Form 8-K, and which are permitted to be filed by amendment no later than 71 calendar days after the date that the Form 8-K was required to be filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.

Giphy’s audited consolidated financial statements as of and for the years ended December 31, 2022 and 2021 and unaudited condensed consolidated financial statements for the quarterly periods ended March 31, 2023 and 2022 are attached as Exhibits 99.1 and 99.2, respectively, to this Form 8-K/A and incorporated herein by reference. Such financial statements of Giphy were prepared in accordance with U.S. generally accepted accounting principles as issued by the Financial Accounting Standards Board.

(b) Unaudited Pro Forma Condensed Combined Financial Information.

The unaudited pro forma condensed combined financial information as of and for the three months ended March 31, 2023, and for the year ended December 31, 2022, related to the Company’s acquisition of Giphy are attached as Exhibit 99.3 to this Form 8-K/A and incorporated herein by reference.

(c) Exhibits.

Exhibit Number	Description
23.1	Consent of Ernst & Young LLP
99.1	Giphy, Inc. audited consolidated financial statements as of and for the years December 31, 2022 and 2021
99.2	Giphy, Inc. unaudited condensed consolidated financial statements for the quarterly periods ended March 31, 2023 and 2022
99.3	Unaudited pro forma condensed combined financial information as of and for the three months ended March 31, 2023 and for the year ended December 31, 2022
104	Cover Page for Interactive Data File

FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Examples of forward-looking statements include, but are not limited to, statements regarding guidance, industry prospects, future business, future results of operations or financial condition, new or planned features, products or services, management strategies and our competitive position. You can identify forward-looking statements by words such as "may," "will," "would," "should," "could," "expect," "aim," "anticipate,"

"believe," "estimate," "intend," "plan," "predict," "project," "seek," "potential," "opportunities" and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Such risks and uncertainties include, among others, those discussed under the caption "Risk Factors" in our most recent Annual Report on Form 10-K, as well as in other documents that the Company may file from time to time with the SEC. Factors related to the transactions discussed in this document that could cause actual results to differ materially from those contemplated by the forward-looking statements include: potential litigation relating to the transaction that could be instituted; the effects of disruption to our or the target’s respective businesses; our ability to achieve the benefits from the transaction, including monetization; our ability to effectively integrate the acquired operations into our operations; our ability to retain key target personnel; and the effects of any unknown liabilities. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained in this Form 8-K. The forward-looking statements contained in this Form 8-K are made only as of this date and the Company assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

23.1	Consent of Ernst & Young LLP

99.1	Giphy, Inc. audited consolidated financial statements as of and for the years December 31, 2022 and 2021

99.2	Giphy, Inc. unaudited condensed consolidated financial statements for the quarterly periods ended March 31, 2023 and 2022

99.3	Unaudited pro forma condensed combined financial information as of and for the three months ended March 31, 2023 and for the year ended December 31, 2022

104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: August 30, 2023	By:	/s/ Jarrod Yahes
Jarrod Yahes
Chief Financial Officer
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